EX-4.cc
                                                                         JACKSON
                                                 NATIONAL LIFE INSURANCE COMPANY
                                                                 A STOCK COMPANY

           FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WITH BONUS,
              GUARANTEED WITHDRAWAL BALANCE ADJUSTMENT AND ANNUAL
                               STEP-UP ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE ON THE ISSUE DATE OF THE CONTRACT, UNLESS ANOTHER EFFECTIVE DATE FOR THIS ENDORSEMENT IS SHOWN BELOW. TO THE EXTENT ANY PROVISIONS CONTAINED IN THIS ENDORSEMENT ARE CONTRARY TO OR INCONSISTENT WITH THOSE OF THE CONTRACT TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL.

PLEASE NOTE: THIS ENDORSEMENT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED.

THE CONTRACT IS AMENDED AS FOLLOWS:

1)   The following language is added to the CONTRACT DATA PAGE of the Contract:

"Please note that due to Your selection of this Guaranteed Minimum Withdrawal Benefit, You cannot make any allocations to the Indexed Fixed Option, if available under Your Contract.

GUARANTEED MINIMUM WITHDRAWAL GMWB BENEFIT (GMWB) CHARGE:

                    The GMWB Charge is comprised of two components: a withdrawal benefit charge and a GMWB death benefit charge.

                    On a quarterly basis, the GMWB withdrawal benefit charge equals [0.2375]% of the Guaranteed Withdrawal Balance (GWB). Upon step-up on or after the [5th] Contract Anniversary following the effective date of this endorsement, the Company reserves the right to increase the GMWB withdrawal benefit charge percentage, subject to a maximum GMWB withdrawal benefit charge percentage, on a quarterly basis, of [0.3750]%.

                    On a quarterly basis, the GMWB death benefit charge equals [0.15]% of the GMWB death benefit.

                    The GMWB Charge is deducted from the Contract Value (i) at the end of each Contract Quarter; and (ii) upon termination of the GMWB, and will be discontinued upon the earlier of the termination of this benefit or the date on which the Contract Value equals zero."

2)   The following language is added to the DEFINITIONS section of the Contract:

"BENEFIT DETERMINATION BASELINE (BDB). The value used to determine whether the GAWA% will increase upon step-up.

BONUS PERIOD. The Bonus Period begins on the effective date of this endorsement and will re-start at the time the bonus base is increased due to a step-up if the step-up occurs on or before the Contract Anniversary immediately following the Owner's (if Joint Owners, the oldest Owner's) [80th] birthday. The Bonus Period ends on the earlier of (a) the [10th] Contract Anniversary following the beginning of the most recent Bonus Period, or (b) the date on which the Contract Value falls to zero as the result of a partial withdrawal or deduction of charges.

CONTRACT ANNIVERSARY. Each one-year anniversary of the Issue Date.

CONTRACT QUARTER. The three-month period beginning on the Issue Date or any Contract Quarterly Anniversary.

CONTRACT QUARTERLY ANNIVERSARY. Each three-month anniversary of the Issue Date.

CONTRACT YEAR. The twelve-month period beginning on the Issue Date or any Contract Anniversary.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount the Owner is allowed to withdraw each Contract Year, subject to the exception stated in this endorsement, for the guarantee to remain fully effective.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage upon which the GAWA is based.

GUARANTEED WITHDRAWAL BALANCE (GWB). The value upon which the GMWB withdrawal benefit charge component and other GMWB values are based.

GWB ADJUSTMENT DATE. The later of (a) the Contract Anniversary on or immediately following the Owner's (if Joint Owners, the oldest Owner's) [70th] birthday, or
(b) the [10th] Contract Anniversary following the effective date of this endorsement.

REQUIRED MINIMUM DISTRIBUTION (RMD). For certain qualified contracts, the Required Minimum Distribution is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only."

3)   The  following  language  is  added  to the  WITHDRAWAL  PROVISIONS  of the
     Contract:

"FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows the Owner to make periodic partial withdrawals, prior to the Income Date, for 1) the lifetime of the Owner, or, with Joint Owners, the lifetime of the Joint Owner who dies first if the For Life Guarantee is in effect or 2) if the For Life Guarantee is not in effect, until the earlier of the death of the Owner (or any Joint Owner) or until the GWB is depleted, regardless of the performance of the Investment Divisions/Portfolios or level of the Contract Value. The guarantee is fully effective if periodic partial withdrawals taken within any one Contract Year do not exceed the greater of the GAWA or the RMD. Withdrawals under the GMWB are non-cumulative; therefore if the Owner does not take the GAWA or the RMD in one year, the Owner may not take more than the greater of the GAWA or the RMD as a guaranteed withdrawal in subsequent years. On each Contract Anniversary following the effective date of this endorsement, the GWB will automatically "step up" to the highest quarterly Contract Value if the highest quarterly Contract Value is greater than the GWB.

7602                                                      2

The withdrawals made under this endorsement are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract or any other endorsements attached to the Contract.

For purposes of this endorsement, partial withdrawals are considered to be the entire amount withdrawn from the Contract, including any applicable charges and adjustments for such withdrawals. A partial withdrawal in excess of the Withdrawal Value (if applicable) will be permitted as long as the total partial withdrawal for the Contract Year does not exceed the greater of the GAWA or the RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as the total partial withdrawal for the Contract Year does not exceed the greater of the GAWA or the RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply.

If the age of any Owner is incorrectly stated at the time of the election of the GMWB, on the date the misstatement is discovered the GWB and GAWA will be re-calculated based on the GAWA% applicable at the correct age. If the age at election of the Owner (if Joint Owners, the oldest Joint Owner) falls outside the allowable age range, the GMWB will be null and void and all GMWB Charges will be refunded.

ASSESSMENT OF GMWB CHARGE.

The GMWB Charge is as specified above. This charge will be deducted at the end of each Contract Quarter on a pro rata basis from the Separate Account Contract Value and the Fixed/Guaranteed Account Contract Value. GMWB Charges applied to the Separate Account Contract Value result in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. Upon termination of the GMWB, a pro rata GMWB Charge will be deducted from Your Contract Value for the period since the last quarterly GMWB Charge.

GUARANTEED WITHDRAWAL BALANCE.

On the effective date of this endorsement, the GWB is determined as follows and is subject to a maximum of [$5,000,000.00]:

1. If elected as of the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable premium taxes.
2. If elected after the Issue Date of the Contract, the GWB equals the Contract Value on the effective date of this endorsement, less any applicable Recapture Charges that would be assessed on a full withdrawal.

With each subsequent Premium received after this endorsement is effective, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the maximum shown above.

With each partial withdrawal, the GWB is reduced. If You choose to withdraw an amount that exceeds the greater of the GAWA or the RMD during any Contract Year, the GWB may be reduced by an amount greater than the partial withdrawal.

7602                                                      3

Partial withdrawals will affect the GWB as follows:
1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GWB is equal to the greater of:
     a.   the GWB prior to the partial  withdrawal less the partial  withdrawal;
          or
     b.   zero.
2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GWB is equal to the greater of:
     a. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or
     b.   zero.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT.

The GAWA% is the percentage upon which the GAWA is based and is defined in the table below:

            ---------------------------------- --------------------
                      Attained Age                    GAWA%
            ---------------------------------- --------------------
                         [45-62                        4%
            ---------------------------------- --------------------
                          63-74                        5%
            ---------------------------------- --------------------
                          75-80                        6%
            ---------------------------------- --------------------
                           81+                         7%]
            ---------------------------------- --------------------

The GAWA% is determined at the earlier of: 1) the time of the first  withdrawal,
2) the date that the Contract Value reduces to zero, 3) the date that the GMWB endorsement is continued by a spousal Beneficiary, or 4) upon election of the Life Income of the GAWA income option. The GAWA% is based on the Owner's attained age at the time of determination (if there are Joint Owners, it is based on the attained age of the oldest Joint Owner). The GAWA is equal to the GAWA% multiplied by the GWB at the time of determination.

With each subsequent Premium received after the GAWA% is determined, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the GAWA% multiplied by the subsequent Premium payment, net of any applicable premium taxes, or the GAWA% multiplied by the increase in the GWB, if less.

Partial withdrawals will affect the GAWA as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD and the For Life Guarantee is effective, the GAWA will be unchanged.
2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD and the For Life Guarantee is not effective, the GAWA is the lesser of:
     a.   the GAWA prior to the partial withdrawal; or
     b.   the GWB after the partial withdrawal.

7602                                                      4

3. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD and the For Life Guarantee is effective, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GAWA is reduced in the same proportion as the Contract Value is reduced for the excess withdrawal.
4. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD and the For Life Guarantee is not effective, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GAWA is the lesser of:
     a. the GAWA prior to the partial withdrawal, reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or
     b.   the GWB after the partial withdrawal.

BENEFIT DETERMINATION BASELINE.

On the effective date of this endorsement, the BDB is determined as follows:

     1. If the effective date of this endorsement is the Issue Date of the Contract, the BDB equals the initial Premium net of any applicable premium taxes.
     2. If the effective date of this endorsement is after the Issue Date of the Contract, the BDB equals the Contract Value on the effective date of this endorsement, less any applicable Recapture Charges that would be assessed on a full withdrawal.

With each subsequent Premium received after this endorsement is effective, the BDB will be recalculated to equal the BDB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes.

No adjustment is made to the BDB for partial withdrawals.

GUARANTEED WITHDRAWAL BALANCE BONUS.

A bonus will be applied to the GWB at the end of each Contract Year during the Bonus Period if no withdrawals are taken during that Contract Year.

At the time the bonus is applied:

1. The GWB equals the GWB prior to the application of the bonus plus [7%] of the bonus base, subject to a maximum of [$5,000,000.00].
2. If the bonus is applied after the first withdrawal, the GAWA is the greater of:
     a.   the GAWA% multiplied by the new GWB; or
     b.   the GAWA prior to the bonus.

The bonus base is determined as follows:

On the effective date of this endorsement, the bonus base is equal to the GWB.

With each subsequent Premium received after this endorsement is effective, the bonus base will be recalculated to equal the bonus base prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of [$5,000,000.00].

7602                                                      5

Partial withdrawals will affect the bonus base as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the bonus base will be unchanged.
2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the bonus base is set equal to the lesser of the GWB following the partial withdrawal or the bonus base prior to the partial withdrawal.

The GWB bonus provision is terminated on the date the GMWB endorsement is terminated.

GUARANTEED WITHDRAWAL BALANCE ADJUSTMENT

If no withdrawals are taken on or prior to the GWB Adjustment Date, the Owner is eligible for the GWB adjustment.

At the time the GWB adjustment is applied, the GWB will be set equal to the greater of the current GWB or the GWB adjustment, subject to a maximum of [$5,000,000.00]. The Guaranteed Withdrawal Balance Bonus will not be adjusted at the time the GWB adjustment is applied.

The GWB adjustment is determined as follows:

On the effective date of this endorsement, the GWB adjustment is equal to [200%] of the GWB, subject to a maximum of [$5,000,000.00].

With each subsequent Premium received after this endorsement is effective and prior to the first Contract Anniversary following the effective date of this endorsement, the GWB adjustment is recalculated to equal the GWB adjustment prior to the Premium payment plus [200%] of the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of [$5,000,000.00].

With each subsequent Premium received on or after the first Contract Anniversary following the effective date of this endorsement, the GWB adjustment is recalculated to equal the GWB adjustment prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of [$5,000,000.00].

The GWB adjustment provision is terminated on the GWB Adjustment Date, the date the Contract Value is reduced to zero, the date this GMWB endorsement is terminated, or the date this GMWB endorsement is continued by a spousal Beneficiary.

FOR LIFE GUARANTEE.

While the Contract is still in force with a Contract Value greater than zero and before the Income Date, the For Life Guarantee becomes effective on the later of:

1. the Contract Anniversary on or immediately following the Owner's (if Joint Owners, the oldest Owner's) attained age [59 1/2]; or
2.   the effective date of this endorsement.

If the For Life Guarantee becomes effective after the GAWA% is determined, the GAWA is reset to equal the GAWA% multiplied by the current GWB.

The For Life Guarantee is terminated when this GMWB endorsement is terminated or if this GMWB endorsement is continued by a spousal Beneficiary.

7602                                                      6

CONTRACT VALUE REDUCES TO ZERO.

If the Contract Value is reduced to zero, all other rights under the Contract cease, no subsequent Premium payments will be accepted, all other endorsements are terminated without value, and Spousal Continuation is not available upon the death of the Owner or the death of any Joint Owner. The Bonus Period is terminated and no further bonuses are applied.

If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Owner's (or oldest Joint Owner's) attained age at the time the Contract Value falls to zero and the GAWA will be equal to the GAWA% multiplied by the GWB.

If the For Life Guarantee is effective, the Owner will receive annual payments of the GAWA until the death of the Owner or the death of any Joint Owner.

If the For Life Guarantee is not effective, the Owner will receive annual payments of the GAWA until the earlier of the depletion of the GWB or the death of the Owner or the death of any Joint Owner. The last payment will not exceed the remaining GWB at the time of payment.

Subject to the Company's approval, the Owner may elect to receive payments more frequently than annually. However, the sum of the payments made during the year may not exceed the annual payment amount described above.

With each payment, the GWB is reduced by the amount of the payment until the GWB is depleted.

Upon the death of the Owner or the death of any Joint Owner, all payments will cease. No death benefit or Earnings Protection Benefit will apply.

GUARANTEED WITHDRAWAL BALANCE STEP-UP.

On each Contract Anniversary following the effective date of this endorsement, the GWB will automatically step up to the highest quarterly Contract Value if the highest quarterly Contract Value is greater than the GWB.

Upon step-up on or after the [5th] Contract Anniversary following the effective date of this endorsement, the Company reserves the right to prospectively increase the GMWB withdrawal benefit charge percentage, subject to the maximum GMWB withdrawal benefit charge percentage indicated in this endorsement. You will be notified in advance of a GMWB withdrawal benefit charge percentage increase and may elect to discontinue the automatic step-ups. You may subsequently elect to reinstate the GWB step-up provision at the then current GMWB withdrawal benefit charge percentage. All requests will be effective on the Contract Anniversary following receipt of the request in Good Order.

The highest quarterly Contract Value is equal to the highest of the quarterly adjusted Contract Values from the four most recent Contract Quarterly Anniversaries, including the Contract Anniversary upon which the step-up is determined.

The quarterly adjusted Contract Value is equal to the Contract Value on the Contract Quarterly Anniversary, plus any Premium paid subsequent to that Contract Quarterly Anniversary, net of any applicable premium taxes, adjusted for any partial withdrawals taken subsequent to that Contract Quarterly Anniversary.

7602                                                      7

Partial withdrawals will affect the quarterly adjusted Contract Value as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the quarterly adjusted Contract Value is equal to the greater of:
     a. the quarterly adjusted Contract Value prior to the partial withdrawal less the partial withdrawal; or
     b.   zero.
2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the quarterly adjusted Contract Value is equal to the greater of:
     a. the quarterly adjusted Contract Value prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or
     b.   zero.

At the time of step-up:

1. The GWB is set equal to the highest quarterly Contract Value, subject to a maximum of [$5,000,000.00].
2. The bonus base will automatically step up to the new GWB if the new GWB is greater than the bonus base.
3.   The BDB equals the greater of:
     a.   The highest quarterly Contract Value; or
     b.   The BDB prior to the step-up.

If the step-up occurs after the GAWA% is determined:

1. If the highest quarterly Contract Value is greater than the BDB prior to the step-up and the For Life Guarantee is still in effect, the GAWA% is re-determined based on the attained age of the Owner (if there are Joint Owners, it will be based on the attained age of the oldest Joint Owner.)
2.   The GAWA is the greater of:
     a.   the GAWA% (as re-determined, if applicable) multiplied by the new GWB;
          or
     b.   the GAWA prior to the step-up."

4)   The  following  language is added to the DEATH  BENEFIT  PROVISIONS  of the
     Contract:

"Upon the death of the Owner or the death of any Joint Owner, while the Contract is still in force, the death benefit payable is guaranteed not to be less than the GMWB death benefit.

Upon continuation of the Contract by a spousal Beneficiary, the spouse may elect to terminate the GMWB on the Continuation Date and thereafter no GMWB Charge will be assessed. The GMWB death benefit will be included in the calculation of the Continuation Adjustment. If the spouse does not make such election on the Continuation Date, the GMWB will remain in force and may not be subsequently terminated independently from the Contract to which it is attached.

7602                                                      8

If the GMWB is continued, the GMWB death benefit will not be included in any applicable Continuation Adjustment. The For Life Guarantee and the Guaranteed Withdrawal Balance Adjustment provisions will no longer be effective and the GAWA% will not change on future step-ups. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the original Owner's (or oldest Joint Owner's) attained age on the continuation date and the GAWA will be equal to the GAWA% multiplied by the GWB. No other adjustments will be made to the GWB, GAWA, or GMWB death benefit at the time of such continuation. Step-ups will continue as permitted in accordance with the rules described under the Guaranteed Withdrawal Balance Step-Up provision. Bonuses will continue to apply in accordance with the rules described in the Guaranteed Withdrawal Balance Bonus provision. Contract Years and Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and the effective date of this endorsement will continue to be the original endorsement effective date. The Bonus Period will continue to be based on the original effective date of this endorsement or the most recent bonus base step-up, if applicable. The latest date upon which the Bonus Period can re-start will continue to be based on the original Owner's (if Joint Owners, the oldest Owner's) attained age.

GMWB DEATH BENEFIT

On the effective date of this endorsement, the GMWB death benefit is equal to the GWB.

With each subsequent Premium received after this endorsement is effective, the GMWB death benefit is recalculated to equal the GMWB death benefit prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to a maximum of [$5,000,000.00].

Partial withdrawals will affect the GMWB death benefit as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GMWB death benefit will be unchanged.
2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GMWB death benefit is reduced in the same proportion as the Contract Value is reduced for the excess withdrawal.

The GMWB death benefit will terminate on the date the Contract Value equals zero."

5) The following language is added to the INCOME PROVISIONS of the Contract:

"On the Latest Income Date, in addition to the Income Options available under the Contract, one of the following Income Options may be elected:

7602                                                      9

LIFE INCOME OF THE GAWA. THIS OPTION IS ONLY AVAILABLE IF THE FOR LIFE GUARANTEE IS IN EFFECT ON THE LATEST INCOME DATE. The Owner is entitled to receive payments of a fixed dollar amount payable during the lifetime of the Owner. The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Owner's (or the oldest Joint Owner's) attained age at the time of election of this income option and the GAWA will be equal to the GAWA% multiplied by the GWB. This amount will be paid in the frequency (not less than annually) that the Owner elects. No further annuity payments are payable after the death of the Owner. Therefore, it is possible for the Owner to receive only one payment under this income option if the Owner has an early death. The death benefit payable to the Beneficiary upon the receipt of due proof of death of the Owner or either Joint Owner is equal to the GMWB death benefit (if it has not been terminated) as of the Latest Income Date. If the GMWB death benefit has been terminated prior to the Latest Income Date, there is no death benefit payable upon the death of the Owner.

SPECIFIED PERIOD INCOME OF THE GAWA. THIS OPTION IS ONLY AVAILABLE IF THE FOR LIFE GUARANTEE IS NOT IN EFFECT ON THE LATEST INCOME DATE. The Owner is entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the payment amount. The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option, but will not exceed the remaining GWB. This amount will be paid over the determined number of years in the frequency (not less than annually) that the Owner elects. If, at the death of the Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. The additional death benefit is equal to the GMWB death benefit (if it has not been terminated) as of the Latest Income Date. If the GMWB death benefit has been terminated prior to the Latest Income Date, there is no additional death benefit payable. The additional death benefit is payable to the Beneficiary(ies) upon the receipt of due proof of death of the Owner (or either Joint Owner). If the Owner (or both Joint Owners) is not deceased as of the date that the final payment of the remaining GWB is due, the additional death benefit will be payable in a lump sum to the Owner along with the remaining GWB. This option may not be available on certain Qualified Plans.

LIFE INCOME WITH ADDITIONAL DEATH BENEFIT. THIS OPTION IS ONLY AVAILABLE IF THE OWNER IS THE ANNUITANT OR IS NON-NATURAL AND THE GMWB DEATH BENEFIT HAS NOT BEEN TERMINATED. An annuity payable monthly during the lifetime of the Annuitant. Under this income option, no further annuity payments are payable after the death of the Annuitant, and there is no provision for a death benefit payable to the Owner. Therefore, it is possible under this option to receive only one monthly annuity payment under this income option if the Annuitant has an early death. An additional death benefit payable to the Beneficiary upon the death of the Annuitant is equal to the excess, if any, of a. over b. where:
a.   is the GMWB death benefit determined as of the Latest Income Date and
b.   is the Contract Value determined as of the Latest Income Date.

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

JOINT AND SURVIVOR WITH ADDITIONAL DEATH BENEFIT. THIS OPTION IS ONLY AVAILABLE IF THE OWNER IS THE ANNUITANT OR IS NON-NATURAL AND THE GMWB DEATH BENEFIT HAS NOT BEEN TERMINATED. An annuity payable monthly while both the Annuitant and a designated second person are living. Upon the death of either person, the monthly annuity payments will continue during the lifetime of the survivor at either the full amount previously payable or as a percentage (either one-half or two-thirds) of the full amount, as chosen at the time of election of the income option. If a reduced annuity payment to the survivor is desired, variable annuity payments will be determined using either one-half or two-thirds of the number of each type of Annuity Unit credited. Fixed annuity payments will be equal to either one-half or two-thirds of the fixed annuity payment payable during the joint life of the Annuitant and the designated second person.

Annuity payments terminate automatically and immediately upon the death of the surviving person without regard to the number or total amount of payments received. There is no minimum number of fixed annuity payments, and it is possible to have only one monthly annuity payment if both the Annuitant and the designated second person die before the due date of the second payment. An additional death benefit payable to the Beneficiary upon the death of the survivor is equal to the excess, if any, of a. over b. where:
a.   is the GMWB death benefit determined as of the Latest Income Date and
b.   is the Contract Value determined as of the Latest Income Date.

LIFE ANNUITY WITH [120] OR [240] MONTHLY PERIODS GUARANTEED WITH ADDITIONAL DEATH BENEFIT. THIS OPTION IS ONLY AVAILABLE IF THE OWNER IS THE ANNUITANT OR IS NON-NATURAL AND THE GMWB DEATH BENEFIT HAS NOT BEEN TERMINATED. An annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for fewer than the guaranteed [120] or [240] monthly periods, as elected, the balance of the guaranteed number of payments will continue to be made to the Beneficiary as scheduled. The Beneficiary(ies) may elect to continue receiving the fixed and variable payments according to the terms of this Contract or may alternatively elect to receive the present value of any remaining guaranteed payments in a single lump-sum, the amount of which is calculated by the Company. The present value of any remaining guaranteed payments will be based on the total annuity payment as of the date of the calculation. An additional death benefit payable to the Beneficiary upon the death of the Annuitant is equal to the excess, if any, of a. over b. where:
a.   is the GMWB death benefit determined as of the Latest Income Date and
b.   is the Contract Value determined as of the Latest Income Date."

7602                                                     11

TERMINATION OF THE GMWB. The GMWB will terminate, a pro rata GMWB Charge will be deducted from Your Contract Value for the period since the last quarterly GMWB Charge, and all benefits under this endorsement will cease on the earlier of:
1. the date (including the Latest Income Date) that the Owner elects to receive income payments under the Contract;
2.   the date of a full surrender;
3. the date upon which the Contract terminates because the Owner or any Joint Owner dies, unless continued by the spouse;
4. the Continuation Date if the spousal Beneficiary elects to terminate the GMWB; and
5. the date upon which all obligations for payment under this endorsement have been satisfied after the Contract has been terminated.

Endorsement effective date (if different from Issue Date of the Contract):

                                         Signed for the
                                         Jackson National Life Insurance Company
                                         CLARK P. MANNING
                                         Clark P. Manning
                                         President and Chief Executive Officer

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